Exhibit 32.2

Quarterly Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Function(x) Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q the quarterly period ended December 31, 2016 of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michelle Lanken
Michelle Lanken
Chief Financial Officer

Date: February 14, 2017

A signed original of this written statement required by Section 906 has been provided to Function(x) Inc. and will be retained by Function(x) Inc. and furnished to the Securities and Exchange Commission or its staff upon request.